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                                                                                                               EXHIBIT 99.12

                           RHYTHMS NETCONNECTIONS INC.
                   1999 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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   SECTION 1:
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                        ACTION                                                 COMPLETE SECTIONS:
                        / /     New Enrollment                                 2, 3, 7 and sign attached Stock Purchase Agreement
ACTIONS                 / /     Payroll Deduction Change                       2, 4, 7
                        / /     Terminate Payroll Deductions                   2, 5, 7
                        / /     Leave of Absence                               2, 6, 7

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   SECTION 2:
------------------      Name
                              ---------------------------------- ------------------------- -------- ------------------------
                                            Last                          First               MI              Dept.
PERSONNEL DATA          Home Address
                                       --------------------------------------------------------------------
                                                                    Street

                                       ------------------------------ -------------------- ----------------
                                                  City                      State            Zip Code

                                          --- --- ---     --- ---      --- --- --- ---
                        Social Security #              -            -
                                          --- --- ---     --- ---      --- --- --- ---

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   SECTION 3:
------------------      Effective with the Purchase                       Payroll Deduction Amount:  _______ % of cash earnings*
                        Interval Beginning:

NEW ENROLLMENT          / /     First Business Day of May, _______
                                                                          *  Must be a multiple of 1% up to a maximum of
                        / /     First Business Day of November, _______   15%  of cash earnings

                        / /     Initial Offering Period

===================================================================================================================================
   SECTION 4:
------------------      Effective with the                                     I authorize the following new level of payroll
PAYROLL                 Pay Period Beginning: __________________________       deduction: __________% of cash earnings*
DEDUCTION                                        Month, Day and Year
CHANGE                                                                         * Must be a multiple of 1% up to a maximum
                                                                               of 15% of cash earnings

                        NOTE:     You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next
                                  6-month interval (first business day of May or November).

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   SECTION 5:
------------------      Effective with the                                     Your election to terminate your payroll
TERMINATE               Pay Period Beginning: __________________________       deductions for the balance of the offering
PAYROLL                                          Month, Day and Year           period cannot be changed, and you may not
DEDUCTIONS                                                                     rejoin the offering period at a later date.
                                                                               You will not be able to resume participation
                                                                               in the ESPP until the start of the next
                                                                               offering period.

                        In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

                        / /     Purchase shares of Rhythms NetConnections Inc. at the end of the purchase interval

                                                       OR

                        / /     Refund ESPP payroll deductions collected

                        NOTE:     If your employment terminates for any reason or your eligibility status changes (LESS THAN
                                  20 hrs/week or LESS THAN 5 months/year), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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   SECTION 6:           In connection with my leave of absence, I elect the following action with respect to my ESPP payroll
------------------      deductions to date in the current purchase interval:

LEAVE OF ABSENCE           / /  Purchase shares of Rhythms NetConnections Inc. at the end of the purchase interval

                                         OR

                           / /  Refund ESPP payroll deductions collected

                        NOTE:        If you take an unpaid leave of absence, your payroll deductions will immediately cease.
                                     If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.

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   SECTION 7:
------------------
AUTHORIZATION           I hereby authorize the specific action or actions indicated above.


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                        Date                                                           Signature of Employee
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